OBP Capital Code of Ethics

Investment Adviser
Code of Ethics

© Copyright 2015, National Regulatory Services. All rights reserved.

5/27/2015 to Current

Table of Contents

1 - Statement of General Policy

2 - Access Persons

3 - Chief Compliance Officer's Designee

4 - Standards of Business Conduct

5 - Custodial Account Reporting

6 - Protecting the Confidentiality of Client Information

7 - Prohibition Against Insider Trading

8 - Preclearance

9 - Personal Securities Transactions

10 - Blackout Periods

11 - Compliance Procedures

12 - Personal Securities Trading Limitations

13 - Margin Transactions

14 - Limit Orders

15 - Pre-Approval Process for Affiliated Private Fund Investments

16 - Interested Transactions

17 - Gifts and Entertainment

18 - Rumor Mongering

19 - Whistleblower Policy

20 - Reporting Violations and Sanctions

21 - Records

22 - Acknowledgement

23 - Definitions

5/27/2015 to Current

Statement of General Policy

This Code of Ethics ("Code") has been adopted by OBP Capital, LLC and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act").

This Code establishes rules of conduct for all employees of OBP Capital, LLC and is designed to, among other things; govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that OBP Capital, LLC and its employees owe a fiduciary duty to OBP Capital, LLC's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by OBP Capital, LLC continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our Firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both OBP Capital, LLC and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the OBP Capital, LLC has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

OBP Capital, LLC and its employees are subject to the following specific fiduciary obligations when dealing with clients:

●       the duty to have a reasonable, independent basis for the investment advice provided;
●       the duty to obtain best execution for a client's transactions where the Firm is in a position to direct brokerage transactions for the client;
●       the duty to ensure that investment advice is suitable to meeting the client's individual objectives, needs and circumstances; and
●       a duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, OBP Capital, LLC expects every employee to demonstrate the highest standards of ethical conduct for continued employment with OBP Capital, LLC. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with OBP Capital, LLC. OBP Capital, LLC's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of Matt Beck, the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment with OBP Capital, LLC.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of OBP Capital, LLC in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is  advised to consult with Matt Beck. Matt Beck may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients shall not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a supervised person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. To the extent permissible by law and applicable regulations, OBP Capital, LLC shall endeavor to maintain such information on a confidential basis.

Matt Beck shall periodically report to senior management [and the board of directors] of OBP Capital, LLC to document compliance with this Code.

5/27/2015 to Current

Access Persons

For purposes of complying with OBP Capital, LLC's Code of Ethics, generally all supervised persons of the Firm  are regarded as access  persons and are therefore subject to all applicable personal securities trading procedures and reporting obligations as set forth in this Code.

5/27/2015 to Current

Chief Compliance Officer's Designee

In accordance with regulatory requirements, each access person's personal trades (including preclearance requests and post-trade monitoring) and associated reports may be reviewed by Matt Beck and/or such other persons authorized by the CCO as the access person's designated reviewer.

The CCO has identified the following individual(s) as [his or her] designee: [reference such individuals by position, title or name]

5/27/2015 to Current

Standards of Business Conduct

OBP Capital, LLC places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission ("SEC").

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all OBP Capital, LLC's supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person's immediate family and/or household.

Section 206 of the Advisers Act makes it unlawful for OBP Capital, LLC or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

5/27/2015 to Current

Custodial Account Reporting

All access persons are required to notify the Compliance Department prior to or at the time of establishing a new custodial account or the closing of an existing custodial account, providing the following details:

1. Account Name
2. Name of Broker, Dealer or Bank
3. Date Established (or)
4. Date Closed

5/27/2015 to Current

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of OBP Capital, LLC, the Firm gains access to nonpublic information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by OBP Capital, LLC to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to OBP Capital, LLC's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information

All information regarding OBP Capital, LLC's clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm's policy and the client's direction. OBP Capital, LLC does not share Confidential Client Information with any third parties, except in the following circumstances:

●       as necessary to provide service(s) that the client requested or authorized, or to maintain and service the client's account. OBP Capital, LLC shall require that any financial intermediary, agent or other service provider utilized by OBP Capital, LLC (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by OBP Capital, LLC only for the performance of the specific service requested by OBP Capital, LLC;
●       as required by regulatory authorities or law enforcement officials who have jurisdiction over OBP Capital, LLC, or as otherwise required by any applicable law. In the event OBP Capital, LLC is compelled to disclose Confidential Client Information, the Firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, OBP Capital, LLC shall disclose only such information, and only in such detail, as is legally required; and
●       to the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with OBP Capital, LLC, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the OBP Capital, LLC's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with OBP Capital, LLC, must return all such documents to OBP Capital, LLC.

Any supervised person who violates the non-disclosure policy described above shall be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information

OBP Capital, LLC enforces the following policies and procedures to protect the security of Confidential Client Information:

●       the Firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide OBP Capital, LLC's services to clients;
●       any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;
●       all electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons; and
●       any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, OBP Capital, LLC and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P OBP Capital, LLC has adopted policies and procedures to safeguard the information of natural person clients.

Furthermore and pursuant to the SEC's adoption of Regulation S-ID: Identity Theft Red Flag Rules, all 'financial institutions' and 'creditors' (as those terms are defined under the Fair Credit Reporting Act (FCRA)) must develop and implement a written identity theft prevention program designed to detect, prevent, and mitigate identity theft in connection with certain existing accounts or the opening of new accounts ("covered accounts"). OBP Capital, LLC has conducted an initial assessment of its obligations under Regulation S-ID and to the extent such rules are applicable, has incorporated appropriate policies and procedures in compliance with the Red Flags regulations.

Enforcement and Review of Confidentiality and Privacy Policies

Matt Beck is responsible for reviewing, maintaining and enforcing OBP Capital, LLC's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exception to this policy requires the written approval of Matt Beck.

5/27/2015 to Current

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and OBP Capital, LLC to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, supervised persons and OBP Capital, LLC may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of OBP Capital, LLC and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify Matt Beck immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by OBP Capital, LLC), while in the possession of material, nonpublic information, nor may any personnel of OBP Capital, LLC communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact- specific inquiry. For this reason, you should direct any questions about whether information is material to Matt Beck.

Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to OBP Capital, LLC's securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by OBP Capital, LLC ("Client Accounts"), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

●       Report the information and proposed trade immediately to Matt Beck.
●       Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.
●       Do not communicate the information inside or outside the Firm, other than to Matt Beck.
●       After Matt Beck has reviewed the issue, the Firm shall determine whether the information is material and nonpublic and, if so, what action the Firm will take.

You should consult with Matt Beck before taking any action. This high degree of caution will protect you, our clients, and the Firm.

4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of OBP Capital, LLC or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, OBP Capital, LLC must make a judgment as to its further conduct. To protect yourself, our clients and the Firm, you should contact Matt Beck immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of OBP Capital, LLC and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted/Watch Lists

Although OBP Capital, LLC does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to establish restricted or watch lists in certain securities.

Matt Beck may place certain securities on a "restricted list." Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list.

Matt Beck may place certain securities on a "watch list." Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list.

Supervised persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling such securities during any period they are listed on a restricted list or a watch list.

5/27/2015 to Current

Preclearance

OBP Capital, LLC has instituted a policy whereby supervised persons are prohibited from purchasing any reportable securities for a covered account unless preclearance for each such transaction is granted by the CCO or other designee. Any questions whatsoever regarding this policy should be directed to either the CCO or other designee. A(n) supervised person is permitted, without obtaining preclearance, to purchase or sell any exempt (non-reportable) security.

A(n) supervised person may, directly or indirectly, dispose of beneficial ownership of such reportable securities only if such purchase or sale has been approved by the CCO or his or her designee and the approved transaction is completed within the Firm's permissible trade window of 2 days. If, however, the trade is not executed within the trade window, the approval lapses and the request for the proposed transaction must be resubmitted.

Clearance for such transactions must be obtained by completing and signing the Preclearance Form provided for that purpose by Matt Beck. Matt Beck or other designee monitors all transactions by all supervised persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running.

Advance trade clearance in no way waives or absolves any supervised person of the obligation to abide by the provisions, principles and objectives of this Code.

5/27/2015 to Current

Personal Securities Transactions

General Policy

OBP Capital, LLC has adopted the following principles governing personal investment activities by OBP Capital, LLC's supervised persons:

●       the interests of client accounts shall at all times be placed first;
●       all personal securities transactions shall be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and
●       supervised persons must not take inappropriate advantage of their positions.

The Code of Ethics rule mandates pre-approval of the following types of investments:

Preclearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering (IPO) for his or her account, as defined herein without the prior written approval of Matt Beck and/or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

Preclearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of Matt Beck and/or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

5/27/2015 to Current

Blackout Periods

Supervised persons are required to adhere to OBP Capital, LLC's policy concerning restricted trading periods that may be in place from time to time. This policy may prohibit supervised persons from engaging in transactions in securities on OBP Capital, LLC's blackout list until the stated blackout period has elapsed.

Include one of the following and edit as appropriate:

No supervised person shall purchase or sell, directly or indirectly, any security on a day during which any client has a pending buy or sell order in that same security until that order is executed or withdrawn.

OR

No supervised person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial interest within [seven (7)] calendar days after any client trades in that security unless all of the transactions contemplated by the client in that security have been completed prior to such transaction. If a securities transaction is executed by a client within [seven (7)] calendar days after an access person executed a transaction in the same security, Matt Beck or other designee shall review the supervised person's and the client's transactions to determine whether the supervised person did not meet his or her fiduciary duties to the client in violation of this Code.

5/27/2015 to Current

Compliance Procedures

1. Initial Holdings Report

Every supervised person shall, no later than ten (10) days after the person becomes a(n) supervised person, file an initial holdings report containing the following information:

●       the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the individual becomes a supervised person;
●       the account name and the name of any broker, dealer or bank, with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and
●       the date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a(n) supervised person.

2. Annual Holdings Report

Every supervised person shall, January 31, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3. Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

●       the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security;
●       the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
●       the price of the reportable security at which the transaction was effected;
●       the name of the broker, dealer or bank with or through whom the transaction was effected; and
●       the date the report is submitted by the supervised person.

If, however, the access person has arranged for Matt Beck or other designee to receive copies of brokerage statements for all covered accounts, then such brokerage reports will negate the need for the access person to separately complete quarterly transaction reports.

4. Exempt Transactions

A(n) supervised person need not submit a report with respect to:

●       transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
●       transactions effected pursuant to an automatic investment plan, e.g., a dividend retirement plan;
●       a quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that OBP Capital, LLC holds in its records so long as the Firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter; and
●       any transaction or holding report if OBP Capital, LLC has only one supervised person, so long as the Firm maintains records of the information otherwise required to be reported.

5. Monitoring and Review of Personal Securities Transactions

Matt Beck, or such other individual(s) designated in this Code of Ethics, shall monitor and review all reports required under the Code for compliance with OBP Capital, LLC's policies regarding personal securities transactions and applicable SEC rules and regulations. Matt Beck may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed OBP Capital, LLC. Any transactions for any accounts of Matt Beck shall be reviewed and approved by the President, or other designated supervisory person. Matt Beck shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and shall inform such supervised persons of their reporting obligations.

6. Education

As appropriate, OBP Capital, LLC will provide employees with periodic training regarding the Firm's Code of Ethics and related issues to remind employees of their obligations, and/or in response to amendments and regulatory changes.

7. General Sanction Guidelines

It should be emphasized that all required filings and reports under the Firm's Code of Ethics shall be monitored by the CCO or such other individual(s) designated in the Code. The CCO shall receive and review report(s) of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, heightened supervision, suspension or limitations of personal trading privileges, demotions, suspensions, a monetary fine, or dismissal of the person involved.

These are guidelines only, allowing OBP Capital, LLC to apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

5/27/2015 to Current

Personal Securities Trading Limitations

As previously stated, OBP Capital, LLC's fiduciary duty to clients and the obligation of all Firm employees to uphold that fundamental duty, includes first and foremost the duty at all times to place the interests of clients first. As such, OBP Capital, LLC expects all employees to work diligently in meeting client expectations and fulfilling their job responsibilities.

Although OBP Capital, LLC's policy does not impose strict limitations as to the number of transactions an access person is permitted to execute during a defined timeframe, the scope and volume of personal trading by access persons shall be periodically assessed. The Firm also recognizes that excessive trading may impede the ability of an individual to fulfill his or her primary obligation to our clients. In such circumstances OBP Capital, LLC retains the discretionary authority to impose limitations on the personal trading activities of the access person. Furthermore and as part of OBP Capital, LLC's oversight and monitoring of personal trading by access persons, the Firm may impose heightened supervision and or trading restrictions on an access person if it believes that such actions are warranted.

Any questions concerning this policy should be directed to Matt Beck or the access person's designated reviewer.

5/27/2015 to Current

Margin Transactions

Securities held in a margin account may be sold by the broker if an employee fails to meet a margin call. Employees may not have control over these transactions as the securities may be sold at certain times without the employee's consent. A margin sale that occurs when an employee is aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading.

Although OBP Capital, LLC's policies do not expressly prohibit access persons' ability to purchase securities on margin, all preclearance requests for margin transactions shall be processed manually, and the Firm retains the discretionary authority to approve or deny any such requests on a trade-by-trade basis.

Furthermore and as part of OBP Capital, LLC's oversight and monitoring of personal trading by access persons, the Firm may impose heightened supervision and or trading restrictions on an access person if it believes that such actions are warranted.

5/27/2015 to Current

Limit Orders

Although OBP Capital, LLC's policies generally permit access persons to place limit orders, all preclearance requests seeking preapproval for placement of a limit order shall be subject to manual review. OBP Capital, LLC retains the authority to approve or deny such requests on a trade- by-trade basis.

5/27/2015 to Current

Pre-Approval Process for Affiliated Private Fund Investments

OBP Capital, LLC currently sponsors and/or manages one or more private funds. Because OBP Capital, LLC encourages employees to personally invest in the same portfolio(s) and securities that are held by our clients access persons of the Firm are permitted to invest in such limited offerings.

An access person is required to complete the requisite subscription documents prior to any initial investment in the private fund. Acceptance and approval of the access person's subscription documents shall constitute the Firm's requisite preclearance requirements provided that all proposed transactions are submitted utilizing the Preclearance Request Form.

5/27/2015 to Current

Interested Transactions

No supervised person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

●       any direct or indirect beneficial ownership of any securities of such issuer;
●       any contemplated transaction by such person in such securities;
●       any position with such issuer or its affiliates; and
●       any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

5/27/2015 to Current

Gifts and Entertainment

Giving, receiving or soliciting gifts or entertainment in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. OBP Capital, LLC has adopted the policies set forth below to guide supervised persons in this area.

General Policy

OBP Capital, LLC's policy with respect to gifts and entertainment is as follows:

●       giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;
●       no supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does, or seeks to do, business with or on behalf of OBP Capital, LLC;
●       supervised persons should not accept or provide any gifts, entertainment or favors that might influence the decisions you or the recipient must make in business transactions involving OBP Capital, LLC, or that others might reasonably believe would influence those decisions;
●       modest gifts, entertainment and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible; and
●       where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts or entertainment of even nominal value, the law or rule must be followed.

Reporting Requirements

●       Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of OBP Capital, LLC, including gifts, entertainment or gratuities with a value in excess of 250 US dollars per year* must obtain consent from Matt Beck or alternate designee before accepting such gift or entertainment.
●       OBP Capital, LLC's policy prohibits supervised person seeking to provide or offer any gift to existing clients, prospective clients, or any person or entity that does business with or on behalf of OBP Capital, LLC without obtaining pre-approval from Matt Beck or alternate designee.
●       These pre-approval and reporting requirements do not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with OBP Capital, LLC.
●       The gift reporting requirements are for the purpose of helping OBP Capital, LLC monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult Matt Beck.

(Note: Dual registrants sometimes use a $100 gift threshold for all employees based on FINRA Rule 3220), must obtain consent from Matt Beck or alternate designee before accepting such gift. According to the DOL's Enforcement Manual, gifts and entertainment from one individual or entity that have an aggregate annual value of less than $250 (and that do not violated any plan policy or provision) are considered "insubstantial" and are generally not treated as violations of Section 406(b)(3). Advisers are required to report gifts to certain Taft-Hartley plan trustees to the DOL (e.g., payments of $250 or more per year per person must be reported on Form LM-10).

5/27/2015 to Current

Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer's share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and shall not be tolerated. Firms are required to take special care to ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated information also creates a risk that the Firm may trade on inside information which was leaked in violation of the law.

General Policy

It is OBP Capital, LLC's policy that unverified information be communicated responsibly, if at all, and in a manner which will not distort the market. No supervised person of OBP Capital, LLC shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications issued from OBP Capital, LLC should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the Firm's records.

These guidelines apply equally to written communications, including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications. Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If a supervised person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the Chief Compliance Officer or a member of senior management.

What is a Rumor? In the context of this policy, "rumor" means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated. A statement is not a rumor if it is clearly an expression of opinion, such as an analyst's view of a company's prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated? In the context of this policy, a rumor is unsubstantiated when it is:

●       not published by widely circulated public media, or
●       the source is not identified in writing, and
●       there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or
●       there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated? Rumors may be discussed legitimately within the confines of the Firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only:

●       as set forth in these procedures,
●       when a legitimate business purpose exists for discussing the rumor.

Legitimate Business Purposes for Communicating a Rumor Externally: Legitimate business purposes for discussing rumors outside of the confines of the Firm include:

●       when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or
●       discussions among market participants seeking to explain market or trading conditions or one's views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally: Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:

●       provides the origin of the information (where possible);
●       gives it no additional credibility or embellishment;
●       makes clear that the information is a rumor; and
●       makes clear that the information has not been verified.

Trading: Where a decision to place a trade in a client account is based principally on a rumor, the portfolio manager or trader must obtain the prior approval of a member of senior management.

Reporting & Monitoring: In order to ensure compliance with this policy, OBP Capital, LLC may seek to uncover the creation and/or dissemination of false or misleading rumors by supervised persons for the purpose of influencing the market price of the security through targeted monitoring of communications and/or trading activities. For example, the Chief Compliance Officer may proactively select and review random emails or conduct targeted word searches of emails, or Bloomberg/instant messages. He/she may also flag trading pattern anomalies or unusual price fluctuations and retrospectively review emails, phone calls, Bloomberg/instant messages, etc., where highly unusual and apparently fortuitous profit or loss avoidance is uncovered.

Supervised persons are required to report to the Chief Compliance Officer or a member of senior management when he/she has just cause to suspect that another supervised person of OBP Capital, LLC has deliberately fabricated and disseminated a false or misleading rumor or otherwise communicated an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

5/27/2015 to Current

Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our Firm's compliance culture is an ingrained commitment to fiduciary principles. The policies and procedures set forth here and in our Compliance Manual, and their consistent implementation by all supervised persons of OBP Capital, LLC evidence the Firm's unwavering intent to place the interests of clients ahead of self-interest for OBP Capital, LLC, our management and staff.

Every employee has a responsibility for knowing and following the Firm's policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm's principal or a similarly designated officer, has overall supervisory responsibility.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the Firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company's policies.

Reporting Potential Misconduct

To ensure consistent implementation of such practices, it is imperative that supervised persons have the opportunity to report any concerns or suspicions of improper activity at the Firm (whether by a supervised person or other party) confidentially and without retaliation.

OBP Capital, LLC's Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Supervised persons may report potential misconduct by submitting a 'Report a Violation' form available on the main web portal of this program. By default, the report shall be submitted anonymously unless the individual unchecks the box that indicates the sender wishes to remain anonymous. Reports of violations or suspected violations must be reported to Matt Beck or, provided the CCO also receives such reports, to other designated members of senior management. Supervised persons may report suspected improper activity by the CCO to the Firm's other senior management.

Responsibility of the Whistleblower

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this Manual or the Firm's Code of Ethics. A malicious allegation known to be false is considered a serious offense and shall be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity

The Firm shall take seriously any report regarding a potential violation of Firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known. Supervised persons are to be assured that the Firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable OBP Capital, LLC to conduct a comprehensive investigation of reported misconduct, supervised persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

No Retaliation Policy

It is the Firm's policy that no supervised person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences. A supervised person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A supervised person  who believes s/he  has been subject to retaliation or reprisal as a result  of reporting a concern  or making  a complaint is to report such action  to the ceo or to the Firm's other  senior management in the event  the concern  pertains  to the  ceo.

5/27/2015 to Current

Reporting Violations and Sanctions

All supervised persons shall promptly report to Matt Beck or, provided the CCO also receives such reports, to an alternate designee all apparent or potential violations of the Code. Any retaliation for the reporting of a violation under this Code shall constitute a violation of the Code.

Matt Beck shall promptly report to senior management all apparent material violations of the Code. When Matt Beck finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee's employment with the Firm.

5/27/2015 to Current

Records

Matt Beck shall maintain and cause to be maintained in a readily accessible place the following records:

●       a copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
●       a record of any violation of OBP Capital, LLC's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
●       a record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of OBP Capital, LLC;
●       a copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
●       a list of all persons who are, or within the preceding five years have been, access persons; and
●       a record of any decision and reasons supporting such decision to approve an access persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

5/27/2015 to Current

Acknowledgement

Initial Acknowledgement

All supervised persons shall be provided with a copy of the Code and must initially acknowledge in writing to Matt Beck that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all accounts and holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must acknowledge to Matt Beck in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Acknowledgement

All supervised persons must annually acknowledge in writing to Matt Beck that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and, if applicable, (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised persons should contact Matt Beck regarding any inquiries pertaining to the Code or the policies established herein.

5/27/2015 to Current

Definitions

For the purposes of this Code, the following definitions shall apply:

●       "1933 Act" means the Securities Act of 1933, as amended.

●       "1934 Act" means the Securities Exchange Act of 1934, as amended.

●       "Access person" means any supervised person who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund the Firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic.

●       "Account" or "covered account" means accounts of any supervised person of the Firm deemed to be an access person and includes accounts of such access person's immediate family (e.g., a spouse or domestic partner, the spouse's or domestic partner's children residing in the same household, or to whom the access person, spouse or domestic partner contributes substantial support), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the access person has a beneficial interest, exercises investment discretion, controls, or could reasonably be expected to be able to exercise influence or control.

●       "Advisers Act" means the Investment Advisers Act of 1940, as amended.

●       "Advisory persons" means employees and certain control persons (and their employees) who make; participate in, or obtain information regarding fund securities transactions or whose functions relate to the making of recommendations with respect to fund transactions.

●       "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

●       "Beneficial interest" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

●       "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

●       "Blackout period" represents a time frame during which access persons are prohibited from trading in securities in which client transactions in the same security are being considered or traded.

●       "Chief Compliance Officer" (CCO) refers to the Chief Compliance Officer of OBP Capital, LLC.

●       "Contribution" means any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers) Note: A contribution by a limited partner or a limited partnership adviser, a non-managing member of a limited liability company adviser or a shareholder of a corporate adviser is not covered unless such person is also an executive officer or solicitor (or supervisor thereof), or the contribution is an indirect contribution by the adviser, executive officer, solicitor or supervisor.

●       "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

●       "Covered associate" means (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the adviser and person who supervises, directly or indirectly, such employee; and Z(iii) any political action committee ("PAC") controlled by the adviser or by any such persons described in clauses (i) or (ii). (See SEC Rule 206(4)-5;  political Contributions by Certain Investment Advisers)

●       "Covered investment pool" means (i) an investment company registered under the Investment Company Act of 1940 (e.g., mutual fund) that is an investment option of a plan or program of a government entity; or (ii) any company that is exempt from registering under the Investment Company Act because it either (a) has less than 100 shareholders ("3(c)(1) funds"); (b) have only qualified purchasers ("3(c)(7) funds"); or (c) are collective investment funds maintained by a bank ("3(c)(11) funds"). (See SEC Rule 206(4)-5;

Political Contributions by Certain Investment Advisers)

●       "Front running" can occur when an individual purchases at a lower price or sells at a higher price before (i) execution of a significant securities transaction by some purchaser or seller in a size sufficient to move the market or (ii) issuance or change in an investment adviser's securities recommendation to purchase or sell a security while in possession of material nonpublic information.

●       "Government entity" means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) any pool of assets sponsored or established by any of the foregoing (including, but not limited to a defined benefit plan and a state general fund); (iii) any participant-directed investment program or plan sponsored or established by any of the foregoing; and (iv)officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

●       "Initial public offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

●       "Inside information" means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available.

●       "Insider" is broadly defined as it applies to OBP Capital, LLC's Insider Trading policy and procedures. It includes our Firm's officers, directors and employees. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, is given access to information solely for OBP Capital, LLC's purposes. A temporary insider can include, among others, OBP Capital, LLC's attorneys, accountants, consultants, and the employees of such organizations. Furthermore, OBP Capital, LLC may become a temporary insider of a client it advises or for which it performs other services. If a client expects OBP Capital, LLC to keep the disclosed non- public information confidential and the relationship implies such a duty, then OBP Capital, LLC will be considered an insider.

●       "Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-public information to others.

●       "Investment person" means a supervised person of OBP Capital, LLC who, in connection with his or her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager's decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls OBP Capital, LLC and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

●       "Investment-related" means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker- dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

●       "Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.

●       "Official" means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

●       "Plan or program of a government entity" means any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a "qualified tuition plan" authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

●       "Private fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for Section 3(c)(1) or 3(c)(7) of that Act.

●       "Registered fund" means an investment company registered under the Investment Company Act.

●       "Reportable fund" means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser or sub-adviser, as defined in Section 2(a) (20) of the Investment Company Act, or principal underwriter.

●       "Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless OBP Capital, LLC or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless OBP Capital, LLC or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (vi) 529 Plans, unless OBP Capital, LLC or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

●       "Restricted list" typically represents a list of issuers about which an adviser has inside information, and results in prohibitions on effecting either client or personal trades in such securities.

●       "Supervised person" means any directors, officers and partners of OBP Capital, LLC (or other persons occupying a similar status or performing similar functions); employees of OBP Capital, LLC; and any other person who provides advice on behalf of OBP Capital, LLC and is subject to OBP Capital, LLC's supervision and control.

●       "Tipping" means communication of material nonpublic information to others.

●       "Watch list securities" typically represent a list of issuers currently being evaluated as potential investment opportunities. Advisers may restrict trading in such securities by one or more of the Firm's securities analysts or may more broadly apply the restriction to some or all access persons.